EXHIBIT 21.1
Pharmion Corporation (DE corporation, USA)
List of Subsidiaries at December 31, 2007
Cabrellis Pharmaceuticals Corporation (DE corporation, USA)
Pharmion Management, LLC (DE limited liability company, USA)
Pharmion Pty. Limited (Melbourne, Australia)
Pharmion ApS (Copenhagen, Denmark)
Pharmion Finland OY (Helsinki, Finland)
Pharmion France SARL (Paris, France)
Pharmion Germany GmbH (Hamburg, Germany)
Pharmion SRL (Rome, Italy)
Pharmion AS (Oslo, Norway)
Pharmion Poland S.P. Zo.o. (common name) (official name: Pharmion Poland Spólka z ograniczona odpowiedzialnoscia) (Warsaw, Poland)
Pharmion S.L. (Madrid, Spain)
     Pharmion — Sucursal em Portugal (Paco de Arcos, Portugal, branch of Pharmion S.L.)
Pharmion Sweden AB (Stockholm, Sweden)
Pharmion GmbH (Basel, Switzerland)
Pharmion International Ltd. (Bangkok, Thailand)
Pharmion C.V. (Amsterdam, The Netherlands)
Pharmion B.V. (Breda, The Netherlands)
Pharmion Limited (formerly Pharmion Corporation Limited) (Windsor, United Kingdom)
Pharmion Holdings Limited (formerly Tayvin 242 Limited) (Windsor, United Kingdom)